UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2011

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 906-8555

Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Securities Purchase Agreement

On May 12, 2011, Harbinger Group Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with CF Turul LLC, an affiliate of funds managed by Fortress Investment Group LLC or its affiliates (the “Fortress Purchaser”), Providence TMT Debt Opportunity Fund II, L.P., PECM Strategic Funding L.P., and Wilton Re Holdings Limited (together with the Fortress Purchaser, the “Purchasers”), pursuant to which the Company agreed to sell an aggregate of  280,000 shares of Series A Participating Convertible Preferred Stock of the Company (the “Preferred Stock”) to the Purchasers at a purchase price of $1,000 per share (the “Purchase Price”), resulting in aggregate gross proceeds to the Company of $280 million (the “Private Placement”). The proceeds will be used for general corporate purposes, which may include acquisitions and other investments. All conditions to closing that by their terms are to be satisfied prior to funding have been satisfied and the funding of the transaction is scheduled to occur by the close of business on May 13, 2011 (the “Issue Date”).

Each share of Preferred Stock is initially convertible at a conversion price of $6.50, which is subject to adjustment for dividends, certain distributions, stock splits, combinations, reclassifications, reorganizations, recapitalizations and similar events, as well as in connection with issuances of common stock of the Company (the “Common Stock”) (and securities convertible or exercisable for Common Stock) below the Conversion Price (which adjustment shall be made on a weighted average basis) (the “Conversion Price”).  The $6.50 initial Conversion Price represents an approximately 12% premium to the Common Stock’s 30-day volume weighted average price.

This Current Report on Form 8-K is not an offer to sell or a solicitation of offers to buy Preferred Stock.  The Preferred Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

The Company made certain customary representations and warranties concerning the Company and its subsidiaries and provided customary indemnities to the Purchasers. In addition, the Company agreed to reimburse the Fortress Purchaser for certain expenses incurred in connection with the preparation, negotiation, execution, delivery and performance of the Securities Purchase Agreement and related transaction documentation.

This description of the Securities Purchase Agreement is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

The Securities Purchase Agreement contains a number of representations and warranties which the Company and the Purchasers have made to each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the Company and the Purchasers have exchanged in connection with signing the Securities Purchase Agreement. These disclosure schedules contain information that has been included in the general prior public disclosures of the Company, as well as additional non-public information. While we do not believe that this non-public information is required to be publicly disclosed by the Company under the applicable securities laws, that information does modify, qualify and create exceptions to the representations and warranties set forth in the Securities Purchase Agreement. In addition, these representations and warranties were made as May 12, 2011. Information concerning the subject matter of the representations and warranties may have changed since May 12, 2011, which subsequent information may or may not be fully reflected in the public disclosures of the Company. Moreover, representations and warranties are frequently utilized in Securities Purchase Agreements as a means of allocating risks, both known and unknown, rather than to make affirmative factual claims or statements. Accordingly, persons not party to the Securities Purchase

Agreement should not rely on it for any current characterization of factual information about the Company or the Purchasers.

Preferred Stock

The following summary of the terms of the Preferred Stock is qualified in its entirety by reference to the Certificate of Designation of Series A Participating Convertible Preferred Stock of Harbinger Group Inc., adopted on May 12, 2011 (the “Certificate of Designation”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Dividends.  The Preferred Stock will accrue a cumulative quarterly cash dividend at an annualized rate of  8%.  The Purchase Price of the Preferred Stock will accrete quarterly at an annualized rate of 4% that will be reduced to 2% or 0% if the Company achieves specified rates of growth measured by increases in its net asset value. The Preferred Stock is also entitled to participate in cash and in-kind distributions to holders of shares of Common Stock on an as converted basis.

Optional Conversion.  Each share of Preferred Stock may be converted by the holder into Common Stock at any time based on the then applicable Conversion Price. Until certain regulatory filings are made and approvals are obtained, Preferred Stock may not be converted if upon such conversion the holder’s beneficial ownership would exceed certain thresholds.

Automatic Conversion/Mandatory Redemption.  On the seventh anniversary of the Issue Date, holders of the Preferred Stock shall be entitled to cause the Company to redeem the Preferred Stock at the Purchase Price per share plus accrued but unpaid dividends. Each share of Preferred Stock that is not so redeemed will be automatically converted into shares of Common Stock at the Conversion Price then in effect.

Upon a change of control (as defined in the Certificate of Designation) holders of the Preferred Stock shall be entitled to cause the Company to redeem its Preferred Stock at a price per share of Preferred Stock equal to the sum of 101% of the Purchase Price and any accrued and unpaid dividends, including accrued and unpaid cash and accreting dividends for the then current dividend period.

Optional Redemption
At any time after the third anniversary of the Issue Date, the Company may redeem the Preferred Stock, in whole but not in part, at a price per share equal to 150% of the Purchase Price plus accrued but unpaid dividends, subject to the holder’s right to convert prior to such redemption.

Mandatory Conversion
After the third anniversary of the Issue Date, the Company may force conversion of the Preferred Stock into Common Stock if the thirty day volume weighted average price of the Company’s Common Stock (“VWAP”) and the daily VWAP exceed 150% of the then applicable Conversion Price for at least twenty trading days out of the thirty trading day period used to calculate the thirty day VWAP. In the event of a forced conversion, the holders of Preferred Stock will have the ability to elect cash settlement in lieu of conversion if certain market liquidity thresholds for the common stock are not achieved. In addition, for so long as the Fortress Purchaser owns sufficient combined voting power (through ownership of Preferred and Common Stock) to entitle it to have consent rights or to nominate directors or appoint observers (as described below) the Company's ability to force conversion shall be limited so that the Fortress Purchaser retains one share of Preferred Stock, enabling it to continue to exercise its right to nominate directors, appoint observers or exercise consent rights associated with the Preferred Stock, but such Preferred Stock shall have no other rights or preferences. Upon the Fortress Purchaser ceasing to own sufficient combined voting power to exercise these rights, the retained share shall be automatically cancelled.

Liquidation Preference.
In the event of any liquidation or winding up of the Company, the holders of Preferred Stock will be entitled to receive per share the greater of (i) 150% of the Purchase Price, plus any accrued and unpaid dividends and (ii) the value that would be received if the share of Preferred Stock were converted into Common Stock immediately prior to the liquidation or winding up.

Participation Rights.
Prior to the fifth anniversary of the Issue Date, subject to meeting certain ownership thresholds, certain Purchasers will be entitled to participate, on a pro rata basis in accordance with their ownership percentage, determined on an as converted basis, in issuances of equity and equity linked securities by the Company. In addition, subject to meeting certain ownership thresholds, certain Purchasers of Preferred Stock will be entitled to participate in issuances of preferred securities and in debt transactions of the Company.

Tag-Along Rights.
As part of the transaction, the Purchasers and Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. (together, the “Controlling Stockholders”) entered into an agreement pursuant to which, among other things, the Controlling Stockholders granted the Purchasers tag-along rights with respect to private sales of common stock, subject to certain terms and conditions including minimum ownership thresholds for the Purchasers. The Company is not party to such agreement.

Voting Rights.
The holders of the shares of the Preferred Stock will be entitled to vote on an as-converted basis with the Company’s holders of Common Stock on all matters submitted to a vote of the holders of Common Stock for all purposes. However, prior to the effectiveness of shareholder approval, holders of Preferred Stock may vote up to their pro rata portion of 19.9% of the outstanding voting stock at the Issue Date on an as converted basis. Notwithstanding the foregoing, until approval is obtained from certain insurance regulatory authorities, no holder may, at any time, vote more than 9.9% of the total number of votes which may be cast in a general election of a director of the Company.

Consent Rights
Consent of the holders of Preferred Stock is required before any fundamental change can be made to the Preferred Stock, including changes to the terms of the Preferred Stock with respect to liquidation preference, dividend, or redemption rights. Consent of the holders of a majority of Preferred Stock is required before, subject to certain exceptions, any material action may be taken with respect to the Preferred Stock including issuing stock senior or pari passu to the Preferred Stock and incurring debt, or permitting a subsidiary to incur debt or selling assets or permitting a subsidiary to sell assets not otherwise permitted by the indenture relating to the Company’s Senior Secured Notes due 2015 (or any replacement thereof). While the Fortress Purchaser continues to own at least 50% of the Preferred Stock purchased on the Issue Date (either as Preferred Stock or Common Stock upon conversion), consent of the Fortress Purchaser is required before any action may be taken which requires approval by a majority of the holders of Preferred Stock or any action with respect to certain related party transactions between the Company and its affiliates.

Board Rights
Subject to certain approval from certain insurance regulatory authorities, so long as the Fortress Purchaser owns at least 50% of the Preferred Stock purchased on the Issue Date or 10% of the outstanding Common Stock on an as converted basis, the Fortress Purchaser shall have the right to appoint one director to the board who shall be entitled to be a member of any committee of the board (except for any special committee formed to consider a related party transaction involving the Fortress Purchaser).

If the Fortress Purchaser does not appoint a director, subject to meeting certain ownership thresholds, the Fortress Purchaser has the right to appoint an observer to attend all meetings of the Board, any committee of the Board, and the board of any wholly owned subsidiary of the Company on which it does not have a director.

Upon a specified breach event (described below) the size of the Board will be increased by one or two directors, depending on whether the Fortress Purchaser has appointed a director prior thereto. The Fortress Purchaser, or a majority of Purchasers if the Fortress Purchaser at that time owns less than a threshold amount, in either Common or Preferred Stock, will have the right to appoint one or two directors, reasonably acceptable to the Board.

Subject to meeting certain ownership thresholds, in the event that Philip A. Falcone ceases to have principal responsibility for the Company's investments for a period of more than 90 consecutive days, other than as a result of temporary disability, and the Fortress Purchaser does not approve the Company’s proposed business continuity plan (a “Director Addition Event”), the Fortress Purchaser may appoint such number of directors that, when the total number of directors appointed by the Fortress Purchaser is added to the number of independent directors, that number of directors is equal to the number of directors employed by or affiliated with the Company or Harbinger Capital.

Notwithstanding all of the foregoing, the Fortress Purchaser’s  representation on the Board will always be less than or proportionate to its ownership of the Company and will otherwise comply with the rules of the NYSE and certain insurance regulatory authorities.

Other Covenants
The Certificate of Designation includes additional terms regarding obligations of the Company. Upon a specified breach event (which shall include an event of default under the indenture relating to the Company’s Senior Secured Notes due 2015, the Company’s failure to pay any dividends for a period longer than 90 days, the Company’s failure to maintain a 1:1 ratio of cash and cash equivalents to fixed charges until March 31, 2012, the Company’s failure to perform certain covenants under the Certificate of Designation, and causing the delisting of its Common Stock) the Company shall be prohibited from making certain restricted payments, incurring certain debt, and entering into certain agreements to purchase debt or equity interests in portfolio companies of Harbinger Capital or its affiliates (other than the Company) or to sell equity interests in portfolio companies of the Company to Harbinger Capital or its affiliates.

Registration Rights Agreement

The holders of the Preferred Stock will have certain registration rights pursuant to a Registration Rights Agreement, dated as of May 12, 2011, by and among the Company and the Purchasers (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, the Company is obligated to use commercially reasonable efforts to cause a registration statement with respect to the Common Stock underlying the Preferred Stock to be filed under the Securities Act of 1933, as amended, by October 10, 2011 and declared effective by January 25, 2012.  The Company has agreed to keep the registration statement effective until all of the Common Stock covered therein has been sold or may be sold without volume or manner of sale restrictions under Rule 144 of the Securities Act. In connection with the Registration Rights Agreement, the Company amended its existing Registration Rights Agreement with Harbinger Capital, dated September 10, 2010.

This summary of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02               Unregistered Sales of Equity Securities

The sale of the Preferred Stock described in Item 1.01 of this Current Report on Form 8-K are being issued and sold in the Private Placement without registration under the Securities Act, in reliance upon the exemption from registration set forth in Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act.  The Company is basing such reliance upon representations made by each Purchaser, including, but not limited to, representations as to the Purchaser’s status as an “accredited investor” (as defined in Rule 501(a) under Regulation D) and the Purchaser’s investment intent.  The Preferred Stock is not being offered or sold by any form of general solicitation or general advertising (as such terms are used in Rule 502 under Regulation D).  The Preferred Stock, may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.  The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 3.03               Material Modification to Rights of Securityholders.

The filing of the Company’s Certificate of Designation and the issuance of the Preferred Stock affect the holders of the Common Stock to the extent provided for in the Certificate of Designation. The disclosure under Item 1.01 above is incorporated herein by reference.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  On May 12, 2011 Mr. Lawrence M. Clark, Jr. resigned as a director. Mr. Clark’s departure was not related to the Company’s financial or operating results or to any disagreements or concerns regarding the Company’s financial or reporting practices.

(d)  On May 12, 2011 the Board appointed three new directors to the Board: Ms. Robin Roger, who will replace Mr. Lawrence Clark, Mr. Omar M. Asali, and Mr. David Maura.

Mr. Asali is a Managing Director and Head of Global Strategy for Harbinger Capital Partners. He is responsible for global portfolio strategy, risk management and portfolio analytics. Prior to joining Harbinger Capital Partners in 2009, Mr. Asali was the co-head of Goldman Sachs Hedge Fund Strategies ("HFS") where he helped to manage capital allocated to external managers. Mr. Asali also served as co-chair of the Investment Committee at HFS. Before joining HFS in 2003, Mr. Asali worked in Goldman Sachs' Investment Banking Division, providing M&A and strategic advisory services to clients in the High Technology Group. Prior to joining Goldman Sachs, Mr. Asali worked at Capital Guidance, a boutique private equity firm. Mr. Asali began his career as a C.P.A, working for a public accounting firm.  Mr. Asali received a B.S. in Accounting from Virginia Tech and an M.B.A. from Columbia Business School.

Ms. Roger has served as a director for Spectrum Brands Inc. since June 2010. She is a Managing Director and General Counsel of Harbinger Capital. Prior to joining Harbinger Capital in 2009, Ms. Roger was General Counsel at Duff Capital Advisors, a multi-strategy investment advisor. She previously served as General Counsel to Jane Street Capital, a proprietary trading firm, and Moore Capital Management. Ms. Roger worked at Morgan Stanley from 1989 to 2006. While there, she headed the equity sales and trading legal practice group and served as General Counsel of the Institutional Securities Division (which encompassed the investment banking as well as sales and trading activities of the firm), and performed other roles at the corporate level. She received a B.A. from Yale College and a J.D. from Harvard Law School.

Mr. Maura has served as the interim Chairman of the board of directors of Spectrum Brands Inc., and as one of its directors, since June 2010.  Mr. Maura is also a Vice President and Director of Investments of Harbinger Capital. He is responsible for investments in consumer products, agriculture and retail sectors. Prior to joining Harbinger Capital in 2006, Mr. Maura was a Managing Director and Senior Research Analyst at First Albany Capital, where he focused on distressed debt and special situations, primarily in the consumer products and retail sectors. Prior to First Albany, Mr. Maura was a Director and Senior High Yield Research Analyst in Global High Yield Research at Merrill Lynch & Co. Mr. Maura was a Vice President and Senior Analyst in the High Yield Group at Wachovia Securities, where he covered various consumer product, service and retail companies. Mr. Maura began his career at ZPR Investment Management as a Financial Analyst. During the past five years, Mr. Maura has served on the board of directors of Russell Hobbs (formerly Salton, Inc.) and Applica Incorporated. Mr. Maura received a B.S. in Business Administration from Stetson University and is a CFA charterholder.

Item 5.03               Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03 in its entirety. To create the Preferred Stock issuable under the Securities Purchase

Agreement, the Company amended its Certificate of Incorporation by filing a Certificate of Designation on May 13, 2011, which is attached as Exhibit 4.1 and incorporated herein by reference in its entirety.

Item 5.07               Submission of Matters to a Vote of Security Holders.

Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., and Global Opportunities Breakaway Ltd., a Cayman Islands exempted company (together, the “Stockholders”) approved the issuance of the Preferred Stock, the common stock issuable upon conversion of the Preferred Stock and securities issuable upon exercise of the Purchasers’ participation rights, as required by Sections 312.03 and 312.04 of the NYSE Listed Company Manual, by written consent dated May 12, 2011.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit Description
4.1	Certificate of Designation
10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.
Date: May 13, 2011	By:	/s/ Francis T. McCarron
		Name:	Francis T. McCarron
		Title:	Executive Vice President and Chief Financial Officer